Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-122934 on Form S-8 of our report dated February 26, 2009 relating to the consolidated financial statements of Wright Express Corporation and the effectiveness of Wright Express Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wright Express Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP
Boston, Massachusetts February 26, 2009